UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2021

LGL SYSTEMS ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39125	83-4599446
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

165 W. Liberty Street, Suite 220 Reno, NV	89501
(Address of Principal Executive Offices)	(Zip Code)

(705) 393-9113

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	DFNS.U	The New York Stock Exchange
Class A Common Stock, $0.0001 par value per share	DFNS	The New York Stock Exchange
Redeemable warrants, exercisable for shares of Class A common stock	DFNS WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2021, LGL Systems Acquisition Corp., a Delaware corporation (“LGL”), entered into an Agreement and Plan of Reorganization and Merger (“Merger Agreement”) by and among LGL, LGL Systems Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of LGL (“Merger Sub”), and IronNet Cybersecurity, Inc., a Delaware corporation (“IronNet”).

About IronNet

IronNet merges industry-leading cybersecurity products with expert service to create a platform designed to deliver the most advanced, real-time cyber defense globally, protecting both private and public sectors. Bringing together some of the best minds in cybersecurity from industry, government and academia, IronNet was created to more effectively defend enterprises, sectors and nations against highly organized cyber adversaries and increasingly sophisticated attacks that traditional security tools are challenged to detect. IronNet’s Collective Defense platform, which features proprietary and patented technology, detects cyber anomalies and shares anonymized threat data in real time within a secure ecosystem. This provides all Collective Defense members with a previously unachievable level of visibility into potential incoming threats.

About LGL

LGL Systems Acquisition Corp. is a blank check company formed for the purpose of effecting a merger with a target business in the cybersecurity, C4ISR, data processing, and/or analytics sectors, with a broad range of applications across the aerospace, defense, and communication end markets.

The Merger Agreement

Pursuant to the Merger Agreement, Merger Sub will merge with and into IronNet, with IronNet surviving the merger (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”). As a result of the Transactions, IronNet will become a wholly-owned subsidiary of LGL, with the stockholders of IronNet becoming stockholders of LGL.

Under the Merger Agreement, the equityholders of IronNet will receive as merger consideration a number of shares of LGL common stock based on an exchange ratio (the “Exchange Ratio”), the numerator of which is equal to the quotient obtained by dividing $863,400,000 by $10.00, and the denominator of which is equal to the number of outstanding shares of IronNet on a fully diluted and as-converted basis. Holders of restricted stock units and restricted stock awards will receive LGL awards that provide for a number of shares of LGL common stock equal to the number of IronNet shares subject to the awards, multiplied by the Exchange Ratio. Holders of IronNet options and warrants outstanding will receive LGL options and warrants exercisable for a number of shares of LGL common stock equal to the number of IronNet shares subject to the options and warrants, multiplied by the Exchange Ratio (adjusted to be on an as-converted to common stock basis), at an exercise price per share equal to the prior per share exercise price, divided by the Exchange Ratio (adjusted to be on an as-converted to common stock basis).

IronNet stockholders and holders of options, warrants, stock unit awards and restricted stock awards (as applicable, only to the extent time vested as of the closing of the Merger) may also receive as additional merger consideration in the form of a pro rata portion of 1,078,125 shares of LGL common stock if the volume weighted average share price for LGL’s common stock equals or exceeds $13.00 for ten consecutive days during the two year period following the closing on the merger.

Certain stockholders of IronNet receiving shares of LGL common stock in connection with the Merger will be subject to a post-combination 180-day lockup period for all shares of LGL common stock held by such persons, subject to customary early release provisions.

The Transactions are expected to be consummated in the third quarter of 2021, after the required approval by the stockholders of LGL and the fulfillment of certain other conditions.

The following summaries of the Merger Agreement and the other agreements to be entered into by the parties are qualified in their entirety by reference to the text of the Merger Agreement and agreements entered into in connection therewith. The Merger Agreement is attached as Exhibit 2.1 hereto and incorporated herein by reference. Capitalized terms not defined herein have the meaning given in the Merger Agreement.

Representations and Warranties

The Merger Agreement contains representations and warranties of IronNet relating to, among other things, due organization and qualification; subsidiaries; the authorization, performance and enforceability against IronNet of the Merger Agreement; absence of conflicts; the consent, approval or authorization of governmental authorities; pre-transaction capitalization; financial statements; absence of undisclosed liabilities; litigation and proceedings; compliance with laws; intellectual property matters; contracts and absence of defaults; benefit plans; labor matters; tax matters; brokers’ fees; insurance; assets and real property; environmental matters; absence of certain changes or events; transactions with affiliates; internal controls; permits; customers and suppliers; data privacy and security; and statements made in the Registration Statement on Form S-4 required to be prepared in connection with the Transactions (the “Registration Statement”).

The Merger Agreement contains representations and warranties of each of LGL and Merger Sub relating to, among other things, due organization and qualification; the authorization, performance and enforceability against LGL and Merger Sub of the Merger Agreement; absence of conflicts; litigation and proceedings; the consent, approval or authorization of governmental authorities; financial ability and trust account; brokers’ fees; SEC reports, financial statements, Sarbanes-Oxley Act and absence of undisclosed liabilities; business activities and the absence of certain changes or events; statements made in the Registration Statement; PIPE investment; no outside reliance; tax matters; capitalization; and NYSE listing.

Covenants

The Merger Agreement includes customary covenants of the parties with respect to business operations prior to consummation of the Transactions and efforts to satisfy conditions to the consummation of the Transactions.

The Merger Agreement also contains additional covenants of the parties, including, among others, covenants providing for LGL and IronNet to cooperate in the preparation of the Registration Statement.

Conditions to Closing

Mutual Conditions

Consummation of the Transactions is conditioned on approval thereof by LGL’s stockholders. In addition, each party’s obligation to consummate the Merger is conditioned upon, among other things:

●	all necessary permits, approvals, clearances, and consents of or filings with regulatory authorities having been procured or made, as applicable;

●	no order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, or statute, rule or regulation being in force that enjoins or prohibits the consummation of the Transactions;

●	LGL having at least $5,000,001 of net tangible assets remaining prior to the Merger after taking into account any redemptions by holders of LGL common stock that properly demand that LGL redeem their common stock for their pro rata share of the trust account prior to the closing of the Transactions;

●	the Registration Statement on Form S-4 having become effective in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), no stop order having been issued by the SEC that remains in effect with respect to the Form S-4, and no proceeding seeking such a stop order having been threatened or initiated by the SEC that remains pending;

●	the delivery by each party to the other party of a certificate with respect to (i) the truth and accuracy of such party’s representations and warranties as of execution of the Merger Agreement and as of the closing of the Transactions and (ii) the performance by such party of covenants contained in the Merger Agreement required to by complied with by such party in all material respects as of or prior to the closing;

●	approval of the Transactions by the LGL’s stockholders; and

●	approval of the Transactions by IronNet’s stockholders.

IronNet’s Conditions to Closing

The obligations of IronNet to consummate the Merger are also conditioned upon, among other things:

●	the accuracy of the representations and warranties of LGL and Merger Sub (subject to certain bring-down standards);

●	performance of the covenants of LGL and Merger Sub to be performed by such parties in all material respects as of or prior to the closing;

●	LGL filing an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware and adopting amended and restated bylaws, each in substantially the form as attached to the Merger Agreement;

●	LGL executing the Registration Rights Agreement (as defined below);

●	the covenants of the LGL Systems Acquisition Holding Company, LLC, LGL’s sponsor (the “Sponsor”) contained in the Sponsor Agreement (as defined below) and the Sponsor Support Agreement (as defined below) having been performed in all material respects;

●	the LGL common stock to be issued pursuant to the Merger Agreement and underlying the exchanged options, stock units and restricted stock having been approved for listing on a national securities exchange; and

●	the amount of cash available to LGL as of immediately prior to the closing shall not be less than $125 million after giving effect to payment of amounts that LGL will be required to pay to redeeming shareholders upon consummation of the Transactions.

LGL’s and Merger Sub’s Conditions to Closing

The obligations of LGL and Merger Sub to consummate the Merger are also conditioned upon, among other things:

●	the accuracy of the representations and warranties of IronNet (subject to certain bring-down standards);

●	performance of the covenants of IronNet to be performed by IronNet in all material respects as of or prior to the closing; and

●	all directors of IronNet who will not continue as directors of IronNet having executed and delivered to LGL letters of resignation.

Waiver

If permitted under applicable law, LGL or IronNet may waive any inaccuracies in the representations and warranties made to such party and contained in the Merger Agreement and waive compliance with any agreements or conditions for the benefit of such party contained in the Merger Agreement. However, pursuant to LGL’s existing amended and restated certificate of incorporation, the condition requiring that LGL have at least $5,000,001 of net tangible assets may not be waived.

Termination

The Merger Agreement may be terminated at any time, but not later than the closing of the Merger, as follows:

●	by mutual written consent of LGL and IronNet;

●	by either LGL or IronNet if the Transactions are not consummated on or before the later of November 12, 2021 and such later date as LGL’s stockholders may approve, provided that the terminating party shall not have been the primary cause of the failure to close by such date;

●	by either LGL or IronNet if consummation of the Transactions is permanently enjoined or prohibited by the terms of a final, non-appealable order, decree or ruling of a governmental entity or a statute, rule or regulation, provided that the terminating party shall not have been the primary cause of thereof;

●	by either LGL or IronNet if the other party has breached any of its representations, warranties or covenants, such that the closing conditions would not be satisfied at the closing, and has not cured such breach within 45 days of notice from the other party of its intent to terminate, provided that the terminating party is itself not in breach;

●	by LGL if IronNet stockholder approval of the Transactions has not been obtained within three business days following the date that the Registration Statement is disseminated by IronNet to its stockholders; or

●	by either LGL or IronNet if, at the LGL shareholder meeting, the Transactions shall fail to be approved by the required vote described herein (subject to any adjournment or recess of the meeting).

Registration Rights Agreement

At the closing of the Merger, certain of IronNet’s stockholders and other parties will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which LGL will agree to file a shelf registration statement with respect to the registrable securities held by such IronNet stockholders and other parties to the Registration Rights Agreement. LGL will also agree to provide customary “piggyback” registration rights. The Registration Rights Agreement also provides that LGL will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form Registration Rights Agreement, which is filed as Exhibit A to the Merger Agreement and is incorporated by reference herein.

Sponsor Support Agreement and Sponsor Agreement Amendment

In connection with the execution of the Merger Agreement, the Sponsor entered into a Sponsor Support Agreement with LGL and IronNet (the “Sponsor Support Agreement”) pursuant to which the Sponsor agreed immediately prior to consummation of the Merger, to surrender and forfeit 25.0% (or 1,078,125) of its shares of Class B common stock for no consideration at the closing of the Merger and agreed to vote in favor of a proposal to amend and restate LGL’s certificate of incorporation as required by the Merger Agreement.

Separately, the Sponsor and LGL entered into an amendment, dated March 15, 2021, to that certain letter agreement, dated on or about November 6, 2019 (the “Sponsor Agreement Amendment”) by and between LGL and the Sponsor, to shorten the duration of the lockup period to coincide with the post-combination 180-day lockup period agreed to by the IronNet stockholders and to provide relief from the lockup provisions to allow gifts to charitable organizations.

The foregoing description of the Sponsor Support Agreement and the Sponsor Agreement Amendment do not purport to be complete and are qualified in their entirety by the terms and conditions of the form Sponsor Support Agreement and the Sponsor Agreement Amendment, which are filed, respectively, as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated by reference herein.

Stockholder Support Agreements

In connection with the execution of the Merger Agreement, certain stockholders of IronNet who hold a majority of the outstanding stock of IronNet have entered into support agreements pursuant to which they will agree to vote in favor of the Transactions at a meeting called to approve the Transactions by IronNet stockholders (or to act by written consent approving the Transactions).

Subscription Agreements

In connection with the execution of the Merger Agreement, LGL entered into Subscription Agreements (the “Subscription Agreements”) with certain institutional accredited investors, qualified institutional buyers or qualified purchasers (collectively, the “Subscription Investors”) immediately prior to the execution of the Merger Agreement on March 15, 2021. Pursuant to the Subscription Agreements, the Subscription Investors agreed to subscribe for and purchase, and LGL agreed to issue and sell, to the Subscription Investors an aggregate of 12,500,000 shares of Class A common stock of LGL (“Class A common stock”) for a purchase price of $10.00 per share, or an aggregate of approximately $125,000,000, in a private placement (the “Private Placement”). The Sponsor agreed to purchase 566,000 shares of Class A common stock for $5,660,000 in the Private Placement. The closing of the Private Placement is conditioned upon customary closing conditions, including, among other things, that the Transactions set forth in the Merger Agreement are consummated substantially concurrently with the closing of the Private Placement.

The Class A common stock to be issued pursuant to the Subscription Agreements has not been registered under the Securities Act, and will be issued in reliance upon the exemption provided under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Subscription Agreements will terminate and be void and of no further force or effect upon the earlier to occur of: (i) such date and time as the Merger Agreement is validly terminated in accordance with its terms, (ii) upon the mutual written agreement, (iii) if any of the closing conditions to the Private Placement are not satisfied on or prior to the closing date of the Private Placement and, as a result thereof, the sale of Class A common stock is not consummated at the closing; and (iv) November 12, 2021 if the closing of the Private Placement has not occurred prior to such date.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form Subscription Agreement, which is filed as Exhibit 10.3 hereto and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K (this “Report”) with respect to the Subscription Agreements dated March 15, 2021 is incorporated by reference herein and made a part hereof.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Today, LGL announced that, on March 14, 2021, the Board of Directors of LGL determined to elevate Robert “Rob” LaPenta, Jr. to the position of Co-Chief Executive Officer and Chief Financial Officer from his prior position of Executive Vice President and Chief Financial Officer, which is the position he had served in since September 2019. He shares his new role with existing Chief Executive Officer, Marc J. Gabelli. In addition, Nathan G. Miller, an existing partner within the Sponsor and special advisor, was recognized and appointed Executive Vice President.

“Today’s public market structure affords transformational opportunities to emerging growth businesses. I am pleased we are increasing the corporate capabilities around this segment of growth at this time.” Said Marc Gabelli, LGL Chairman. “LGL partners Rob and Nate strengthen DFNS’s growth equity ranks and prospects for continued success”, he added.

Mr. LaPenta has served as LGL’s Executive Vice President and Chief Financial Officer since September 2019. Mr. LaPenta has an extensive career spanning over 25 years in finance, accounting, consulting, capital markets origination, equity trading, asset allocation and mergers and acquisitions and will be active in transaction sourcing, processing and execution. Mr. LaPenta began his career as a Senior Associate at Coopers & Lybrand as a CPA responsible for managing audits, consulting, M&A due diligence and special project engagements for multiple clients in various industries. Mr. LaPenta transitioned full time into the investment banking sector spending the next 13 years focused on trading and capital market activities culminating in the role of Managing Director and Co-head of Equity Trading at Bank of America Securities, LLC where he managed the firm’s equity capital commitment, proprietary trading, secondary offerings and risk management within cash trading. In 2007, Mr. LaPenta joined L-1 Identity Solutions, Inc. as Vice President of Mergers and Acquisitions and Corporate Strategy. Mr. LaPenta managed the firms M&A processes from sourcing, structuring, valuation, diligence and financing of multiple transactions with the most notable being the negotiation of the $1.6 billion sale of L-1 to Safran and BAE Systems. Following the sale of L-1, Mr. LaPenta became a Partner of Aston Capital an alternative asset management firm of the LaPenta family office and co-founded the Boundary Group, an investment partnership focused on private investments in the aerospace, defense, and intelligence markets. Mr. LaPenta has previously served on the Board of Directors at Revolution Lighting Technologies, Inc. (RVLT: OTC), AFIX Technologies and The Radiant Group and is a Board observer for Amergint Technologies and sits as an Audit Committee member for St. David’s School New York City. Mr. LaPenta graduated from Boston College with a Bachelor’s degree in Accounting and Finance and has been a registered CPA (inactive) in the State of New York.

Mr. Miller is a partner in the Sponsor and a Special Advisor to LGL. Previously he has worked in institutional investment management with an emphasis towards Defense & National Security. In 2012, Mr. Miller launched NGM Asset Management to combine passive, positive carry, high quality securities with opportunistic active management. From 2011 to 2012, Mr. Miller managed an equity long/short portfolio at Citadel Investment Group in New York. From 2009 to 2011, Mr. Miller was Co-Head of Equity Long/ Short Desk at RBC Capital (RY-NYSE), with a focus on Industrials and Cyclicals. He also oversaw risk management and the structure of eleven different investment teams across all sectors for the $2 billion fund. From 2003 to 2009, Mr. Miller served as an Aerospace & Defense, Industrials & Cyclicals and Multi-Industry analyst at SAC Capital where he managed a carve-out of a larger $1 billion Industrials portfolio. From 2000 to 2003, Mr. Miller served as a home-building, building materials and retail analyst for Goldman Sachs (GS-NYSE). Mr. Miller graduated from The Johns Hopkins University with a Bachelor’s degree in Biomedical Engineering and Electrical & Computer Engineering, a Bachelor’s degree in Economics and a Minor in Entrepreneurship & Management.

Item 7.01 Regulation FD Disclosure.

The information set forth below under this Item 7.01, including the exhibits attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Press Release

Attached as Exhibit 99.1 to this Report is the press release issued by the parties related to the proposed Transactions.

Investor Meetings and Presentation Script

Attached as Exhibit 99.2 and 99.3 to this Report, are a transcript of a video presentation and the form of investor presentation used by LGL in connection with the Private Placements, respectively.

Important Information and Where to Find It

This Report relates to a proposed transaction between LGL and IronNet. LGL intends to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement and prospectus of LGL. The proxy statement/prospectus will be mailed to stockholders of LGL as of a record date to be established for voting on the proposed business combination. LGL also will file other relevant documents from time to time regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS OF LGL ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED BY LGL FROM TIME TO TIME WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about LGL and IronNet once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by LGL when and if available, can be obtained free of charge on LGL’s website at https://www.dfns.ai or by directing a written request to LGL Systems Acquisition Corp., 165 Liberty St., Suite 220, Reno, NV 89501 or to info@dfnsi.ai.

Participants in the Solicitation

LGL and IronNet and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of LGL’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed transaction of LGL’s directors and officers in LGL’s filings with the SEC, including LGL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 4, 2021. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to LGL’s stockholders in connection with the proposed business combination will be set forth in the proxy statement/prospectus for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the proxy statement/prospectus that LGL intends to file with the SEC.

No Offer or Solicitation

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements

This Report includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this Report, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside LGL’s or IronNet’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability to complete the transactions contemplated by the proposed business combination; the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, the amount of cash available following any redemptions by LGL stockholders; the ability to meet the NYSE’s listing standards following the consummation of the transactions contemplated by the proposed business combination; costs related to the proposed business combination; IronNet’s ability to execute on its plans to develop and market new products and the timing of these development programs; IronNet’s estimates of the size of the markets for its products; the rate and degree of market acceptance of IronNet’s products; the success of other competing technologies that may become available; IronNet’s ability to identify and integrate acquisitions; the performance of IronNet’s products; potential litigation involving LGL or IronNet; and general economic and market conditions impacting demand for IronNet’s products. Other factors include the possibility that the proposed transaction does not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of LGL’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, the registration statement on Form S-4 and proxy statement/prospectus discussed below and other documents filed by LGL from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and neither LGL nor IronNet undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of March 15, 2021, by and among LGL Systems Acquisition Corp., LGL Systems Merger Sub, Inc., and IronNet Cybersecurity, Inc.*
10.1	Sponsor Support Agreement, dated as of March 15, 2021, by and among LGL Systems Acquisition Corp., LGL Systems Acquisition Holding Company, LLC and IronNet Cybersecurity, Inc.
10.2	Amendment to Letter Agreement, dated March 15, 2021, by and between LGL Systems Acquisition Corp. and LGL Systems Acquisition Holding Company, LLC
10.3	Form of Subscription Agreement
99.1	Press release dated March 15, 2021
99.2	Transcript of Video Presentation
99.3	Investor Presentation

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). LGL agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2021	LGL SYSTEMS ACQUISITION CORP.

	By:	/s/ Robert LaPenta Jr.
Name: Robert LaPenta Jr.
Title: Co-Chief Executive Officer and Chief Financial Officer